Exhibit 10.2

NEW LENDER AGREEMENT

This New Lender Agreement (this “Agreement”) dated as of May 11, 2023, is among NRP (Operating) LLC (the “Borrower”), Zions Bancorporation, N.A. dba Amegy Bank, in its capacity as administrative agent (the “Administrative Agent”) under the Credit Agreement described below, and Gulf Capital Bank (the “New Lender”). Capitalized terms used herein without definition have the meanings assigned to such terms in the Credit Agreement.

PRELIMINARY STATEMENTS

A.         Pursuant to Section 2.18 of the Third Amended and Restated Credit Agreement dated as of June 16, 2015 (as amended by the First Amendment to Third Amended and Restated Credit Agreement dated as of June 3, 2016, the Second Amendment to Third Amended and Restated Credit Agreement dated as of March 2, 2017, the Third Amendment to Third Amended and Restated Credit Agreement dated as of January 18, 2019, the Fourth Amendment to Third Amended and Restated Credit Agreement dated as of April 3, 2019, the Master Assignment and Fifth Amendment to Third Amended and Restated Credit Agreement dated as of August 9, 2022, the Sixth Amendment to Third Amended and Restated Credit Agreement dated as of the date hereof (the “Sixth Amendment”), and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders from time to time party thereto and the Administrative Agent, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the total Commitments under the Credit Agreement by offering to Lenders and other bank and financial institutions the opportunity to participate in all or a portion of the increased Commitments.

B.         The Borrower has given notice to the Administrative Agent of its intention to increase the total Commitments pursuant to such Section 2.18 by $25,000,000 and the Administrative Agent is willing to consent thereto.

C.         The New Lender desires to become a Lender under the Credit Agreement and extend Loans to the Borrower in accordance with the terms thereof.

Accordingly, the parties hereto agree as follows:

SECTION 1.         Loan Documents. The New Lender hereby acknowledges receipt of copies of the Credit Agreement and the other Loan Documents.

SECTION 2.         Joinder to Credit Agreement. By executing and delivering this Agreement, the New Lender hereby agrees (i) to become a party to the Credit Agreement as a Lender as defined therein and (ii) to be bound by all the terms, conditions, representations, and warranties of the Credit Agreement and the other Loan Documents applicable to Lenders, and all references to the Lenders in the Loan Documents shall be deemed to include the New Lender. Without limiting the generality of the foregoing, the New Lender hereby agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in the New Lender’s Revolving Credit Exposure exceeding its Commitment. The Commitment of the New Lender shall be $10,000,000.00.

SECTION 3.         Consent. The Administrative Agent hereby consents to the participation of the New Lender in the increased Commitment.

SECTION 4.         Representation and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a)         The execution, delivery and performance by the Borrower of this Agreement are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action on the part of the Borrower and do not contravene (i) the Borrower’s articles of incorporation or by-laws (or equivalent governing documents) or (ii) any indenture, loan agreement or other similar agreement or instrument binding on the Borrower.

(b)         No authorization, consent or approval of any Governmental Authority is required for the valid execution, delivery and performance by the Borrower of this Agreement.

(c)         This Agreement constitutes a valid and binding agreement of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(d)         The aggregate amount of the Commitments under the Credit Agreement, including any increases pursuant to Section 2.18 thereof, does not exceed $200,000,000.

(e)         No Default, Event of Default or Material Adverse Effect has occurred and is continuing.

SECTION 5.         Effectiveness. This Agreement shall become effective upon the receipt by the Administrative Agent of the following:

(a)         counterparts of, or telecopied signature pages of, this Agreement executed by the Borrower, the Administrative Agent and the New Lender;

(b)         an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the New Lender;

(c)         if the New Lender is a Foreign Lender, any documentation required to be delivered by the New Lender pursuant to Section 2.15 of the Credit Agreement, duly completed and executed by the New Lender; and

(d)         all conditions precedent specified in Section 4 of the Sixth Amendment shall have been satisfied.

SECTION 6.         New Lender Credit Decision. The New Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 3.05 of the Credit Agreement or the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to agree to the various matters set forth herein. The New Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

SECTION 7.         Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to any choice of law provision that would require the application of the law of another jurisdiction.

SECTION 8.         Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered in original or facsimile form, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 9.         Expenses. The Borrower shall pay all reasonable costs and expenses of the Administrative Agent within ten (10) Business Days’ notice thereof in connection with the preparation, negotiation, execution and delivery of this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized, as of the date first above written.

BORROWER:

NRP (OPERATING) LLC,
a Delaware limited liability company

By: /s/ Christopher J. Zolas

Christopher J. Zolas

Chief Financial Officer and Treasurer

[Signature Page to New Lender Agreement]

ADMINISTRATIVE AGENT:

ZIONS BANCORPORATION, N.A. dba AMEGY BANK,

as Administrative Agent

By: /s/ John N. Moffitt

John N. Moffitt

Senior Vice President

[Signature Page to New Lender Agreement]

NEW LENDER:

GULF CAPITAL BANK

By: /s/ Kristen Mclean

Name: Kristin Mclean

Title: Senior Relationship Manager

[Signature Page to New Lender Agreement]